Exhibit 5.1

November 22, 2013
Thompson Creek Metal Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, CO
80120 USA

Re:    Thompson Creek Metals Company Inc. - Registration Statement on Form S-8

Dear Sirs and Mesdames,
We have acted as Canadian counsel for Thompson Creek Metals Company Inc., a British Columbia corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) relating to the issuance by the Company of up to 700,000 common shares (the “Shares”) pursuant to (i) the vesting and exercise of stock options to purchase 400,000 common shares of the Company under the Stock Option Inducement Award Agreement, dated November 21, 2013, between the Company and Jacques Perron, and (ii) the vesting of 300,000 restricted shares units under the Restricted Share Unit Inducement Award Agreement, dated November 21, 2013, between the Company and Mr. Perron (together (i) and (ii), the “Inducement Awards Agreements”).
Examinations
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

a)	executed copies of the Inducement Awards Agreements;

b)	the Registration Statement;

c)	the Company’s Certificate of Continuance, Notice of Articles and Articles of Continuation (collectively herein referred to as the “Constating Documents”);

d)	certain resolutions of the board of directors of the Company adopted on August 1, 2013 (the “Company Resolutions”) relating to, amongst other matters, the Shares; and

e)
the officer’s certificate of the Company (the “Officer Certificate”) dated November 22, 2013, as to certain factual matters affecting the Company, as applicable, and certifying copies of the Constating Documents and the Company Resolutions.

In addition, we have conducted such other investigations and examinations as we have deemed necessary to give the opinions hereinafter expressed, and we have examined originals, or copies identified to our satisfaction, of such minute books and other records of the Company, certificates of directors, officers and public officials and such other resolutions, certificates and documents as we have deemed necessary to give the opinions hereinafter expressed. We have also examined such other statutes and documents and have considered such questions of law as we have considered necessary for the purpose of rendering the opinions set forth below.
Assumptions and Reliance
In arriving at the opinion expressed below, we have relied on, without independent investigation, and have assumed:

a)	the genuineness of all signatures on each document that we have examined;

b)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

c)	the legal power, capacity and authority of all natural persons signing in their individual capacity; and

d)	the accuracy of all factual matters contained in the Officer Certificate and the attachments thereto.
Limitations
Our opinion is given to you as of the date hereof only and we disclaim any obligation to advise you of any change after the date hereof in or affecting any matter set forth herein, and, other than as expressly referred to herein, we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.
This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.
Opinion
Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered upon payment in full of the consideration therefor pursuant to and in accordance with the relevant Inducement Award Agreement, the Shares will be validly issued, fully paid and non-assessable.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares of the Company proposed to be issued. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the U.S. Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.
Yours truly,
/s/ Goodmans